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                                                                    EXHIBIT 23.1

                                                    [Arthur Andersen Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 2001 (except for the last paragraph in Note 2 and Note 13 as to which the dates are March 23, 2001 and March 9, 2001, respectively) included in the i2 Technologies, Inc. Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                                /s/ Arthur Andersen LLP


Dallas, Texas
April 12, 2001